UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2009

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2009, TCF Financial Corporation (the “Company”) entered into an amended and restated agreement (the “Agreement”) with William A. Cooper, Chief Executive Officer of the Company, which supersedes the amended and restated agreement dated as of July 31, 2008.  The Agreement was amended to provide for a base salary in the amount of $950,000 and such cash bonus as may be awarded from time to time by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board. The Agreement provides for an initial term beginning July 31, 2009 and ending on December 31, 2014, with an automatic one year term renewal thereafter unless Mr. Cooper or the Company elects not to renew it.  Attached hereto and incorporated by reference as Exhibit 10(e)-6, is the Agreement with Mr. Cooper.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10(e)-6	Amended and Restated Agreement between Mr. William A. Cooper and TCF Financial Corporation, effective as of July 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper,
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Assistant Treasurer
(Principal Accounting Officer)

Dated:    August 4, 2009